Exhibit 5.1

REEDER & SIMPSON P.C.

Attorneys-at-Law

RRE Commercial Center		Raymond E. Simpson
P.O. Box 601		53-55 Akti Miaouli, 6th floor
Majuro, MH 96960, Marshall Islands		185 36 Piraeus, Greece
Telephone:	+692 625 3602	Telephone:	+30 210 429 3323
Fax:	+692 625 3603	Fax:	+30 210 941 4790
E-mail:	dreeder@ntamar.net	E-mail:	simpson@otenet.gr
		Mobile phone:	+30 6945 465 173

October 25, 2007

Navios Maritime Partners L.P.

Attn: Ms.Angeliki Frangou, Chairman and Chief Executive Officer

85 Akti Miaouli Street

Piraeus, Greece 185 38

Re:	Navios Maritime Partners L.P. – Confidential Submission of Amendment No. 1 to Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form F-1 (such Registration Statement as amended at the effective date thereof, being referred to herein as the “Registration Statement”), to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, with respect to the issuance and sale by the Partnership of up to 11,500,000 common units (the “Common Units”) of the Partnership.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the form of the Partnership’s Registration Statement; (ii) the Prospectus made part of the form of the Partnership’s Registration Statement (the “Prospectus”); (iii) the Certificate of Limited Partnership of the Partnership, (iv) the form of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); (v) the Certificate of Formation of Navios GP L.L.C., a Marshall Islands limited liability company and the general partner (the “General Partner”), (vi) the form of the Amended and Restated Limited Liability Company Agreement of the General Partner,(vii) the form of Underwriting Agreement (the “Underwriting Agreement”), and (viii) the form of resolutions of the Board of Directors of the Partnership approving the initial public offering of the Partnership’s Common Units and actions relating thereto. We have also examined such corporate documents and records of the Partnership and the General Partner and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Partnership, the General Partner and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the Republic of the Marshall Islands, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, we are of the opinion that, when the Common Units are issued and delivered against payment therefore in accordance with the terms of the Underwriting Agreement, the Registration Statement, the Prospectus and the Partnership Agreement, the Common Units of the Partnership will be duly authorized, validly issued, fully paid and non-assessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the Republic of the Marshall Islands, including the statutes and Constitution of the Republic of the Marshall Islands, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Republic of the Marshall Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,
/s/ Raymond E.Simpson
Reeder & Simpson, P.C.